Exhibit 13.1

CERTIFICATION
PURSUANT TO RULE 13A-14(B) UNDER THE SECURITIES EXCHANGE ACT OF 1934

In connection with the Annual Report of HLS Systems International, Ltd. (the "Company") on Form 20-F for the year ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Changli Wang, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of June 30, 2008 and results of operations of the Company for the year ended June 30, 2008.

/s/ Changli Wang
Name:	Changli Wang
Title: Date:	Chief Executive Officer December 12, 2008